                                                                    EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in the Registration Statement of Party City Corporation on Form S-8 of our report dated September 29, 1999 appearing in this Annual Report on Form 10-K of Party City Corporation for the period from January 1, 1998 to July 3, 1999.

Deloitte & Touche LLP

September 29, 1999
Parsippany, New Jersey